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  Cinnamon Jang Willoughby & Company

Chartered Accountants

A Partnership of Incorporated Professionals

Consent of Independent Registered Public Accounting Firm

We have issued our Auditors’ report, dated September 7, 2007, accompanying the audited consolidated financial statements for the year ended June 30, 2007 of Ammex Gold Mining Corp. We hereby consent to the use of the aforementioned report in the Form 10-KSB for corporate filing with the Securities and Exchange Commission.

“Cinnamon Jang Willoughby & Company”

Chartered Accountants

Burnaby, BC, Canada

September 28, 2007